UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 5, 2015

AFFINITY GAMING

(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3755 Breakthrough Way, Suite 300, Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 741-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 5, 2015, Affinity Gaming (“we” or “our”) held its annual meeting of stockholders (the “Annual Meeting”) for the purpose of allowing shareholders to vote on several proposals, as well as to transact such business as might properly come before the Annual Meeting. On May 5, 2015, we received the certified final voting results, which included zero broker non-votes, from the inspector of elections. The final results of the voting on each proposal presented to stockholders at the Annual Meeting are presented below.

		FOR	WITHHELD
1.	Elect seven directors from the following list of nominated persons to serve until the 2016 Annual Meeting:
	James A. Cacioppo	17,353,080	13,430
	Matthew A. Doheny	17,361,345	5,165
	Andrei Scrivens	17,342,749	23,761
	Richard S. Parisi	17,361,345	5,165
	Michael Silberling	17,361,345	5,165
	Eric V. Tanjeloff	17,361,345	5,165
	James J. Zenni, Jr.	17,342,749	23,761

By a plurality of votes, stockholders elected James A. Cacioppo, Matthew A. Doheny, Andrei Scrivens, Richard S. Parisi, Michael Silberling, Eric V. Tanjeloff and James J. Zenni, Jr. as the seven directors who will serve until our 2016 annual meeting of stockholders.

		FOR	AGAINST	ABSTAIN
2.	Advisory vote to approve named executive officer compensation	17,361,345	5,165	0
3.	Approve the amendment and restated of the 2011 Long Term Incentive Plan, including its material terms	17,361,345	5,165	0
4.	Ratify the appointment of Ernst & Young LLP as our registered independent public accounting firm for the year ended December 31, 2015	17,361,345	5,165	0

Our stockholders neither considered nor voted on any other matters.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GAMING

Dated: May 7, 2015	By:	/s/ Marc H. Rubinstein

Marc H. Rubinstein

Senior Vice President, General Counsel & Secretary

3